Exhibit 10.3

AMENDMENT NO. 2 TO THE
LOWE’S COMPANIES
EMPLOYEE STOCK PURCHASE PLAN –
STOCK OPTIONS FOR EVERYONE

This Amendment No. 2 is made as of the 24th day of September, 2010, by Lowe’s Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (the “Company”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Committee desires, pursuant to the authority granted to the Board under Article XIII of the Plan and delegated to the Committee by the Board, to amend the Plan, effective as of October 1, 2010 (the “Effective Date”), to limit the ability of a participant to withdraw from participation at the end of an offering period in order to improve the administration of the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective as of the Effective Date hereof, as follows:

1.           The first sentence of Section 8.01 is hereby revised to read as follows:

“A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from Participation in the Plan for that Offering Period by giving written or electronic notice authorized by the Administrator to that effect to the Administrator at any time before the last day of the month prior to the month in which the Date of Exercise occurs.”

2.           Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment No. 2.

IN WITNESS WHEREOF, the Company has adopted this Amendment No. 2 to the Plan as of the Effective Date.

                         LOWE'S COMPANIES, INC.

By:          ________________________________
Marshall A. Croom

Title: SVP & Chief Risk Officer, Chairman Administrative Committee of Lowe’s Companies, Inc.